                                                                   EXHIBIT 4.1.1




                     REPRESENTATIVE'S WARRANT AGREEMENT


         THIS REPRESENTATIVE'S WARRANT AGREEMENT (the "Agreement"), dated as of August ___, 1996 is made and entered into by and between Q.E.P. CO., INC., a Delaware corporation (the "Company") and CRUTTENDEN ROTH INCORPORATED (the "Warrantholder").

         The Company agrees to issue and sell, and the Warrantholder agrees to purchase, for an aggregate purchase price of $________, warrants, as hereinafter described (the "Warrants"), subject to adjustment pursuant to the terms hereof, to purchase shares (the "Shares") of the Company's Common Stock, $.001 par value (the "Common Stock"), in connection with a public offering (the "Public Offering") by the Company of 1,200,000 shares of Common Stock pursuant to an underwriting agreement (the "Underwriting Agreement"), dated as of August ___, 1996 between the Company and the Warrantholder as Representative of the several underwriters named in the Underwriting Agreement (the "Underwriters"). The purchase and sale of the Warrants shall occur on the Closing Date, as defined in the Underwriting Agreement, and be subject to the conditions to the Underwriters' obligations to purchase Common Stock thereunder.

         In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder, the Company and the Warrantholder, for value received, hereby agree as follows:

         Section 1. TRANSFERABILITY AND FORM OF WARRANTS.

                 1.1 Registration. The Warrants shall be numbered and shall be registered on the books of the Company when issued.

                 1.2 Transfer. The Warrants shall be transferable in whole or in part only on the books of the Company maintained at its principal office in Boca Raton, Florida, or wherever its principal office may then be located, upon delivery thereof duly endorsed by the Warrantholder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver new Warrants to the person or persons entitled thereto.

                 1.3 Limitations on Transfer of the Warrants. Subject to the provisions of Section 11, the Warrants shall not be sold, transferred, assigned or hypothecated by the Warrantholder for a period of one year from August ___, 1996, except to (i) Underwriters, selling group members in the Public Offering, and their officers or partners, (ii) one or more persons, each of whom on the date of transfer is an officer or partner of the Warrantholder;
(iii) a general partnership or general partnerships, the general partners of which are the Warrantholder and one or more persons, each of whom on the date of transfer is an officer or partner of the Warrantholder; (iv) a successor to the Warrantholder in merger or consolidation; (iv) a purchaser of all or substantially all of the Warrantholder's assets; or (iv) any person receiving the Warrants from one or more of the persons listed in this subsection 1.3 at such person's or persons' death pursuant to a will or trust or the laws of intestate succession. The Warrants may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates representing the right to purchase the same aggregate number of Shares. Unless the context indicates otherwise, the term "Warrantholder" shall include any transferee or transferees of the Warrants pursuant to this subsection 1.3, and the term "Warrants" shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to this Agreement.

                 1.4 Form of Warrants. The text of the Warrants and of the form of election to purchase Shares shall be substantially as set forth in Exhibit A attached hereto. The number of Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The





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Warrants shall be executed on behalf of the Company by its President or by a
Vice President, and attested to by its Secretary or an Assistant Secretary. A Warrant bearing the signature of an individual who was at the time of signature the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant or did not hold such office on the date of this Agreement.

                 The Warrants shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

                 1.5 Legend on Shares. Each Warrant certificate and certificate for Shares initially issued upon exercise of the Warrants shall bear the following legend, unless, at the time of exercise, such Shares are subject to a currently effective Registration Statement under the Act:

                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT PURSUANT TO A REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION AND IN COMPLIANCE WITH
                 SECTION 11 OF THE AGREEMENT PURSUANT TO WHICH THEY WERE
                 ISSUED."

         Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), of the securities represented thereby) shall also bear the above legend unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions.

         Section 2. EXCHANGE OF WARRANT CERTIFICATE. Any Warrant certificate may be exchanged for another certificate or certificates entitling a Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitled such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, with signatures guaranteed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person or persons entitled thereto a new Warrant certificate as so requested.

         Section 3. TERM OF WARRANTS; EXERCISE OF WARRANTS.

                 (a) Subject to the terms of this Agreement, a Warrantholder shall have the right, at any time during the period commencing at 9:00 a.m., Pacific Time, on August ___, 1997 and ending at 5:00 p.m., Pacific Time, on August ___, 2001 (the "Termination Date"), to purchase from the Company up to the number of fully paid and nonassessable Shares to which such Warrantholder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company, at its principal office, of the certificate evidencing the Warrants to be exercised, together with the purchase form on the reverse thereof duly filled in and signed, with signatures guaranteed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of this Section 3 and Sections 7 and 8 hereof), for the number of Shares in respect of which such Warrants are then exercised.

                 (b) Payment of the aggregate Warrant Price shall be made in cash, by check, or any combination thereof, or by delivering for cancellation securities of the Company in accordance with Section 3(c) below. Upon such surrender of the Warrants and payment of such Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder and in such name or names as the Warrantholder may designate a certificate or certificates for the number of full Shares





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so purchased upon the exercise of the Warrant, together with cash, as provided in Section 9 hereof, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of surrender of the Warrants and payment of the Warrant Price, as aforesaid, notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. The Warrants shall be exercisable, at the election of a Warrantholder, either in full or from time to time in part and, in the event that a certificate evidencing the Warrants is exercised in respect of less than all of the Shares specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining portion of the Warrants will be issued by the Company.

                 (c) The Warrantholder may elect to make payment of the exercise price, or any portion thereof, by delivering for cancellation securities of the Company (including the unexercised portion of this Warrant as provided below) outstanding prior to the exercise of this Warrant, with such securities to be credited toward such exercise price at the fair market value (as determined below) of the securities, in which event the certificates evidencing the securities delivered shall accompany the notice of exercise and shall be duly endorsed or accompanied by duly executed stock powers to transfer the same to the Company; provided, however, that such payment in securities instead of cash or check shall not be effective and shall be rejected by the Company if the Company is then prohibited by applicable law from purchasing or acquiring the tendered securities. With respect to use of the Warrant as the exercise price therefor, without any cash payment made by the Warrantholder, the Warrantholder shall receive the number of Shares by net exercise, in lieu of shares for which exercise is otherwise made, as determined as follows:

                                  A = B(C-D)                Where,
                                      ------
                                        C

                 A =      The net exercise number of shares
                    of Warrant Stock to be issued to
                    the Warrantholder.

                 B =      The number of shares of Warrant
                    Stock otherwise desired by
                    Warrantholder to be purchased by
                    such exercise of this Warrant (at
                    the date of such calculation).

                 C =      The fair market value of one share
                    of the Warrant Stock (at the date of
                    such calculation).

                 D =      Exercise Price (as adjusted to the
                    date of such calculation).

                    If the Company rejects the payment in securities, the tendered notice of exercise shall not be effective hereunder unless promptly after being notified of such rejection the Warrantholder pays the purchase price in cash. For purposes of this Section 3(c), the fair market value of securities delivered upon exercise of the Warrant shall equal the Current Market Price as defined in Section 9 below.

         Section 4. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants or the securities comprising the Shares; provided, however, the Company shall not be required to pay any tax which may be payable in respect of any secondary transfer of the Warrants or the securities comprising the Shares.







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         Section 5. MUTILATED OR MISSING WARRANTS.  In case the certificate or certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and a bond of indemnity, if requested, also satisfactory in form and amount at the applicant's cost. Applicants for such substitute Warrant certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         Section 6. RESERVATION OF SHARES. There has been reserved, and the Company shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrants. Every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares and other securities as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants. The Company will supply every such transfer agent with duly executed stock and other certificates, as appropriate, for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 9 hereof.

         Section 7. WARRANT PRICE. The price per Share at which Shares shall be purchasable upon the exercise of the Warrants (the "Warrant Price") shall be $_____, subject to further adjustment pursuant to Section 8 hereof.

         Section 8. ADJUSTMENT OF NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                 8.1 Adjustments. The number of Shares purchasable upon the exercise of the Warrants shall be subject to adjustment as follows:

                    (a) In case the Company shall (i) pay a dividend in Common Stock or make a distribution in Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock other securities of the Company, the number of Shares purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Shares or other securities of the Company which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 8.1(a) shall become effective immediately after the effective date of such event.

                    (b) In case the Company shall issue rights, options, warrants or convertible securities to all or substantially all holders of its Common Stock, without any charge to such holders, entitling them to subscribe for or purchase Common Stock at a price per share which is lower at the record date mentioned below than the then Current Market Price (as defined in Section
9), the number of Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of the Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of shares which the aggregate purchase price of the total number of shares issued would purchase at such Current Market Price. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately upon issuance of such rights, options, warrants or convertible securities.






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                    (c)   In case the Company shall distribute to all or
substantially all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase Common Stock (excluding those referred to in subsection 8.1(b) above), then in each case the number of Shares thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of the Warrants by a fraction, of which the numerator shall be the then Current Market Price on the date of such distribution, and of which the denominator shall be such Current Market Price on such date minus the then fair value of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants or convertible securities applicable to one share minus the consideration received by the Company therefor (determined as provided in subsection (d) below). Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution.

                    (d) For the purposes of the adjustments covered by subsections 8.1(b) or (c) hereof, the Common Stock which the holders of any rights, options, warrants or convertible securities shall be entitled to subscribe for or purchase shall be deemed issued and outstanding as of the date of such sale or issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible securities, plus the consideration or premiums stated in such rights, options, warrants or convertible securities to be paid for the Common Stock covered thereby. In case the Company shall sell or issue Common Stock or rights, options, warrants or convertible securities containing the right to subscribe for or purchase Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share" of Common Stock and the "consideration received by the Company" for purposes of the first sentence of this subsection 8.1(d), the Board of Directors shall determine the fair value of said property, and such determination, if reasonable and based upon the Board of Directors' good faith business judgment, shall be binding upon the Warrantholder. In determining the "price per share" of Common Stock, any underwriting discounts or commissions shall not be deducted from the price received by the Company for sales of securities registered under the Act.

                    (e) No adjustment in the number of Shares purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Shares then purchasable upon the exercise of the Warrants or, if the Warrants are not then exercisable, the number of Shares purchasable upon the exercise of the Warrants on the first date thereafter that the Warrants become exercisable; provided, however, that any adjustments which by reason of this subsection 8.1(e) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

                    (f) Whenever the number of Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Warrant Price payable upon exercise of the Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

                    (g) Whenever the number of Shares purchasable upon the exercise of the Warrants is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of Shares purchasable upon the exercise of the Warrants and the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

                    (h) For the purpose of this subsection 8.1, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to purchase any securities of the Company other than Common Stock, (i) if the Warrantholder's right to purchase is on any other basis than that available to all holders of the Company's Common Stock, the Company shall obtain an opinion of






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an independent investment banking firm valuing such other securities and (ii)
thereafter the number of such other securities so purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 8.

                    (i) Upon the expiration of any rights, options, warrants or conversion privileges, if such shall not have been exercised, the number of Shares purchasable upon exercise of the Warrants, to the extent the Warrants have not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (B) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of Shares purchasable upon exercise of the Warrants by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

                 8.2 No Adjustment for Dividends. Except as provided in subsection 8.1, no adjustment in respect of any dividends or distributions out of earnings shall be made during the term of the Warrants or upon the exercise of the Warrants.

                 8.3 No Adjustment in Certain Cases. No adjustments shall be made pursuant to Section 8 hereof in connection with the issuance of the Common Stock sold as part of the public sale pursuant to the Underwriting Agreement or the issuance of Shares upon exercise of the Warrants.

                 8.4 Preservation of Purchase Rights upon Reclassification, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrantholder an agreement that the Warrantholder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase, upon exercise of the Warrants, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Warrants been exercised immediately prior to such action. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, in which the Company is the surviving corporation, the right to purchase Shares under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrants its warrant which entitles the holder thereof to purchase upon its exercise the kind and amount of shares and other securities and property which it would have owned or been entitled to receive had the Warrants been exercised immediately prior to such merger. Any such agreements referred to in this subsection 8.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 8 hereof. The provisions of this subsection 8.4 shall similarly apply to successive consolidations, mergers, sales or conveyances.

                 8.5 Par Value of Shares of Common Stock. Before taking any action which would cause an adjustment effectively reducing the portion of the Warrant Price allocable to each Share below the then par value (if any) per share of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock upon exercise of the Warrants.

                 8.6 Independent Public Accountants. The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to






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
make any computation required under this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 8.

                 8.7 Statement on Warrant Certificates. Irrespective of any adjustments in the number of securities issuable upon exercise of Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

         Section 9. FRACTIONAL INTERESTS; CURRENT MARKET PRICE. The Company shall not be required to issue fractional Shares on the exercise of the Warrants. If any fraction of a Share would, except for the provisions of this
Section 9, be issuable on the exercise of the Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the then Current Market Price multiplied by such fraction. For purposes of this Agreement, the term "Current Market Price" shall mean (i) if the Common Stock is traded in the over-the-counter market and not in The Nasdaq Stock Market nor on any national securities exchange, the average of the per share closing bid prices of the Common Stock on the 30 consecutive trading days immediately preceding the date in question, as reported by Nasdaq or an equivalent generally accepted reporting service, or (ii) if the Common Stock is traded in The Nasdaq Stock Market or on a national securities exchange, the average for the 30 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock in The Nasdaq Stock Market or on the principal stock exchange on which it is listed, as the case may be. For purposes of clause (i) above, if trading in the Common Stock is not reported by Nasdaq, the bid price referred to in said clause shall be the lowest bid price as reported in the "pink sheets" published by National Quotation Bureau, Incorporated. The closing price referred to in clause (ii) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in The Nasdaq Stock Market or on the national securities exchange on which the Common Stock is then listed.

         Section 10. NO RIGHTS AS STOCKHOLDER; NOTICES TO WARRANTHOLDER. Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrantholder or its transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any one or more of the following events shall occur:

                 (a) any action which would require an adjustment pursuant to Section 8.1 (except subsection 8.1(h)) or 8.4; or

                 (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed;

then the Company shall give notice in writing of such event to the Warrantholder, as provided in Section 14 hereof, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive such notice or any defect therein shall not affect the validity of any action taken with respect thereto.






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
         Section 11.      RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS.

                 (a) The Warrantholder agrees that prior to making any disposition of the Warrants or the Shares, other than to persons or entities identified in clauses (i) through (vi), inclusive, of Section 1.3, the Warrantholder shall give written notice to the Company describing briefly the manner in which any such proposed disposition is to be made; and no such disposition shall be made if the Company has notified the Warrantholder that in the opinion of counsel reasonably satisfactory to the Warrantholder a registration statement or other notification or post-effective amendment thereto (hereinafter collectively a "Registration Statement") under the Act is required with respect to such disposition and no such Registration Statement has been filed by the Company with, and declared effective, if necessary, by, the Securities and Exchange Commission (the "Commission").

                 (b) The Company shall be obligated to the owners of the Warrants and the Shares to file a Registration Statement as follows:

                    (i) Whenever during the four-year period beginning on August ___, 1997 and ending on August ___, 2001 (but in no event later that seven years from the effective date of the Public Offering), the Company proposes to file with the Commission a Registration Statement (other than on Form S-4 or as to securities issued pursuant to an employee benefit plan or a transaction subject to Rule 145 promulgated under the Act), it shall, at least 30 days prior to each such filing, give written notice of such proposed filing to the Warrantholder and each holder of Shares at their respective addresses as they appear on the records of the Company, and shall offer to include and shall include in such filing any proposed disposition of the Shares upon receipt by the Company, not less than 10 days prior to the proposed filing date, of a request therefor setting forth the facts with respect to such proposed disposition and all other information with respect to such person reasonably necessary to be included in such Registration Statement. In the event that the managing underwriter for said offering advises the Company in writing that the inclusion of such securities in the offering would be detrimental to the offering, such securities shall nevertheless be included in the Registration Statement, provided that the Warrantholder and each holder of Warrants and Shares desiring to have their Shares included in the Registration Statement agree in writing, for a period of 90 days following such offering, not to sell or otherwise dispose of such Shares pursuant to such Registration Statement, which Registration Statement the Company shall keep effective for a period of at least nine months following the expiration of such 90-day period.

                    (ii) In addition to any Registration Statement pursuant to subsection (i) above, during the four-year period beginning on August ___, 1997 and ending on August ___, 2001 (but in no event later than five years from the effective date of the Public Offering), the Company will, as promptly as practicable (but in any event within 60 days), after written request (the "Request") by Cruttenden Roth Incorporated, or by a person or persons holding (or having the right to acquire by virtue of holding the Warrants) at least 50% of the shares of Common Stock which have been (or may be) issued upon exercise of the Warrants, prepare and file at its own expense one Registration Statement with the Commission and appropriate Blue Sky authorities sufficient to permit the public offering of the Shares and will use its best efforts at its own expense through its officers, directors, auditors and counsel, in all matters necessary or advisable, to cause such Registration Statement to become effective as promptly as practicable and to maintain such effectiveness so as to permit resale of the Shares covered by the Request until the earlier of the time that all such Shares have been sold or the expiration of ninety (90) days from the effective date of the Registration Statement (the "Minimum Period"); provided, however, that the Company shall only be obligated to file at its own expense and have declared effective one such Registration Statement under this
Section 11(b)(ii).  If a Registration Statement is filed pursuant to this
Section 11(b)(ii) but not declared effective, or is not kept effective for the Minimum Period, then it shall not be deemed to be a Registration Statement meeting the requirements hereunder.

                 (c) All fees, disbursements and out-of-pocket expenses (other than Warrantholder's brokerage fees and commissions and legal fees of counsel to the Warrantholder, if any) in connection with the filing of any Registration Statement under Section 11(b) (or obtaining the opinion of counsel and any no-action position of the Commission with respect to sales under Rule
144) and in complying with applicable securities and Blue Sky laws shall be borne by the Company. The Company at its expense will supply any Warrantholder and any holder of

Shares with copies of such Registration Statement and the prospectus included therein and other related documents and any opinions and no-action letters in such quantities as may be reasonably requested by the Warrantholder or holder of Shares.

                 (d) The Company shall not be required by this Section 11 to file such Registration Statement if, in the opinion of counsel for the Warrantholder and holders of Shares and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for such holders and the Company), the proposed public offering or other transfer as to which such Registration Statement is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities," as defined in Rule 144 under the Act.

                 (e) The provisions of this Section 11 and Section 12 hereof shall apply to the extent as provided herein if the Company chooses to file an Offering Statement under Regulation A promulgated under the Act.

                 (f) The Company agrees that until all Shares have been sold under a Registration Statement or pursuant to Rule 144 under the Act, it will keep current in filing all materials required to be filed with the Commission in order to permit the holders of such securities to sell the same under Rule 144.

         Section 12.      INDEMNIFICATION.

                 (a) In the event of the filing of any Registration Statement with respect to the Shares pursuant to Section 11 hereof, the Company agrees to indemnify and hold harmless the Warrantholder and any holder of such Shares and each person, if any, who controls the Warrantholder or any holder of such Shares within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Warrantholder or any holder of such Shares or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, or any related preliminary prospectus, final prospectus, or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Warrantholder or the holder of such Shares specifically for use in the preparation thereof. This indemnity will be in addition to any liability which the Company may otherwise have.

                 (b) The Warrantholder and the holders of the Shares agree that they will, severally and not jointly, indemnify and hold harmless the Company, each other person referred to in subparts (1), (2) and (3) of Section 11(a) of the Act in respect of the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or any related preliminary prospectus, final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Warrantholder or such holder of Shares specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Warrantholder or such holder of Shares may otherwise have.

                 (c) Promptly after receipt by an indemnified party under this Section 12 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 12, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, reasonably assume the defense thereof, subject to the provisions herein stated, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 12 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is a Warrantholder or a holder of Shares or a person who controls a Warrantholder or a holder of Shares within the meaning of the Act, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action, including any impleaded parties, include both a Warrantholder or a holder of Shares or such controlling person and the indemnifying party and a Warrantholder or a holder of Shares or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to a Warrantholder or a holder of Shares or controlling person which are not available to or in conflict with any legal defenses which may be available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of a Warrantholder or a holder of Shares or such controlling person, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Warrantholder, the holders of the Shares and controlling persons, which firm shall be designated in writing by a majority in interest of such holders and controlling persons based upon the value of the securities included in the Registration Statement). No settlement of any action against an indemnified party shall be made without the consent of the indemnified and the indemnifying parties, which shall not be unreasonably withheld in light of all factors of importance to such parties.

         Section 13. CONTRIBUTION. In order to provide for just and equitable contribution under the Act in any case in which (i) a Warrantholder or any holder of the Shares or controlling person makes a claim for indemnification pursuant to Section 12 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 12 hereof provide for indemnification in such case or (ii) contribution under the Act may be required on the part of any Warrantholder or any holder of the Shares or controlling person, then the Company and any Warrantholder or any such holder of the Shares or controlling person shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Warrantholder or holder of Shares or controlling person on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and such holders of such securities and such controlling persons agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro rata allocation or by any other method which does not take account of the equitable considerations referred to in this Section
13. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 13 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         Section 14. NOTICES. Any notice pursuant to this Agreement by the Company or by a Warrantholder or a holder of Shares shall be in writing and shall be deemed to have been duly given on the date of delivery or refusal indicated on the return receipt if delivered or mailed by certified mail, return receipt requested:

                 (a) If to a Warrantholder or a holder of Shares, addressed to Cruttenden Roth Incorporated, 18301 Von Karman, Suite 100, Irvine, California, Attention: Corporate Finance Department.

                 (b) If to the Company addressed to it at 990 South Rogers Circle, Boca Raton, Florida, 33487, Attention: President.

Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

         Section 15. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrantholder, or the holders of Shares shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 16. MERGER OR CONSOLIDATION OF THE COMPANY. The Company will not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless the provisions of Section 8.4 are complied with.

         Section 17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All statements contained in any schedule, exhibit, certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive.

         Section 18. APPLICABLE LAW. This Agreement shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of said State.

         Section 19. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrantholder and the holders of Shares any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrantholder and the holders of Shares.

         Section 20. AMENDMENTS. This Agreement may be amended only by a written instrument executed by duly authorized representatives of the Company and Cruttenden Roth Incorporated.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.

                                        Q.E.P. CO., INC.,
                                        a Delaware corporation



                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:



                                        CRUTTENDEN ROTH INCORPORATED



                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                                                       Exhibit A

 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
  THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD,
   EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT PURSUANT TO A
    REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION AND IN COMPLIANCE
     WITH SECTION 11 OF THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED.

                                                       Warrant Certificate No. 1

    REPRESENTATIVE'S WARRANTS TO PURCHASE 120,000 SHARES OF COMMON STOCK

                            VOID AFTER 5:00 P.M.,
                      PACIFIC TIME, ON AUGUST ___, 2001

                              Q.E.P. CO., INC.

                         INCORPORATED UNDER THE LAWS
                          OF THE STATE OF DELAWARE

     This certifies that, for value received, CRUTTENDEN ROTH INCORPORATED, the registered holder hereof or assigns (the "Warrantholder"), is entitled to purchase from Q.E.P. CO., INC. (the "Company"), at any time during the period commencing at 9:00 a.m., Pacific Time, on August ___, 1997, and before 5:00 p.m., Pacific Time, on August ___, 2001 at the purchase price per share of $_____ (the "Warrant Price"), the number of Shares of Common Stock of the Company set forth above (the "Shares"). The number of Shares issuable upon exercise of each Warrant evidenced hereby and the Warrant Price shall be subject to adjustment from time to time as set forth in the Representative's Warrant Agreement, dated as of August ___, 1996, between the Company and Cruttenden Roth Incorporated (the "Representative's Warrant Agreement").

     The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed (with a signature guarantee as provided thereon) and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of such price shall be made at the option of the Warrantholder in cash, by check, or any combination thereof, or by delivering for cancellation securities of the Company in accordance with the Representative's Warrant Agreement.

     The Warrants evidenced hereby represent the right to purchase an aggregate of up to One Hundred- Twenty Thousand (120,000) Shares, subject to certain adjustments, and are issued under and in accordance with a Representative's Warrant Agreement and are subject to the terms and provisions contained in the Representative's Warrant Agreement, to all of which the Warrantholder by acceptance hereof consents.

     Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant Certificate in respect of the Shares of Common Stock as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of Shares of Common Stock as evidenced by the Warrant or Warrants exchanged. No fractional Shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Company in the manner and subject to the limitations set forth in the Representative's Warrant Agreement.

     This Warrant Certificate does not entitle any Warrantholder to any of the rights of a stockholder of the Company.


                                        Q.E.P. CO., INC.

                                        By:
                                           ----------------------------------
 Dated:  August ___, 1996

 ATTEST:

 ---------------------------------

                               Q.E.P. CO., INC.
                                PURCHASE FORM
Q.E.P. CO., INC.
990 South Rogers Circle
Boca Raton, Florida 33487

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, ____________ Shares of Common Stock (the "Shares") provided for therein, and requests that certificates for the Shares be issued in the name of:

                             -------------------------------------------
                              (Please Print or Type Name, Address and
                                       Social Security Number)


                             -------------------------------------------


                             -------------------------------------------

and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant Certificate for the balance of the Shares purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder or its Assignee as below indicated and delivered to the address stated below.

Dated:
        --------------------------

Name of Warrantholder
or Assignee:
              ---------------------------------------------
                             (Please Print)

Address:
              ---------------------------------------------

              ---------------------------------------------

Signature:
              ---------------------------------------------

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signatures Guaranteed:
                      -------------------------------------

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)

                                   ASSIGNMENT
                (To be signed only upon assignment of Warrants)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned represented by the attached Warrant with respect to the number of Shares covered by the Warrant set forth below:

         (Name and Address of Assignee Must Be Printed or Typewritten)

                                        Social Security No.
           Name of Assignee               or Tax I.D. No.                  Address                No. of Shares


- ------------------------------------   --------------------   --------------------------------   ----------------
                                                              --------------------------------
                                                              --------------------------------

and does hereby irrevocably constitute and appoint _________________ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.

Dated:
       ----------------------------               --------------------------
                                                  Signature of Registered
                                                  Holder

Note: The signature on this assignment must correspond with the name as it appears upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:
                     -----------------------------------

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)